INTEGRATED CARBONICS CORP.
                       (the "Corporation")

                     1998 STOCK OPTION PLAN


1.   Purpose of the Plan
     The  purpose  of  the plan is to provide certain  directors, officers  and  key  employees of, and certain other  persons  who provide services to, the Corporation and its Subsidiaries with an opportunity to purchase Common Shares and to benefit from any
appreciation  in  the  value  thereof.   This  will  provide   an
increased  incentive for these individuals to contribute  to  the future  success and prosperity of the Corporation, thus enhancing
the  value  of  the  Common Shares for the benefit  of   all  the
shareholders  and increasing the ability of the  Corporation  and its Subsidiaries to attract and retain skilled and motivated individuals in the service of the Corporation.
2.   Defined Terms
     Where  used  herein,  the following  terms  shall  have  the following meanings, respectively:
     (a)  "Board" means the board of directors of the Corporation;
(b)  "Common Shares" means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 6
hereof, such other Common Shares to which a Participant may be entitled upon the exercise of an Option as a result of such
adjustment;
(c)  "Corporation" means Integrated Carbonics Corp. and includes any successor corporation thereof;
(d)  "Exchange" means OTC Bulletin Board or, if the Common Shares are not then listed and posted for trading on the OTC Bulletin
Board, on such stock exchange on which such shares are listed and posted for trading as may be selected for such purpose by the
Board;
     (e)  "Market Price" per Common Share at any date shall be $2.00 per share;
     (f)  "Option" means an option to purchase Common Shares granted by the Board of Participants, subject to the provisions contained herein;
(g)  "Option Price" means the price per share at which Common
Shares may be purchased under the Option, as the same may be adjusted in accordance with Articles 4 and 6 hereof;
(h)  "Participants" means certain directors, officers and key employees of, and certain other persons who provide services to, the Corporation to whom Options are granted and which Options or a portion thereof remain unexercised;
(i)  "Plan" means the 1998 Stock Option Plan of the Corporation, as the same may be amended or varied from time to time; and
(j)  "Subsidiary" means any corporation which is controlled by the Corporation.
3.   Administration of the Plan
3.1    The  Plan  shall  be  administered  by  the  Board.    The
Corporation shall effect the grant of Options under the Plan, in accordance with determinations made by the Board, pursuant to the provisions of the Plan, as to those individuals eligible to be Participants and the number of Common Shares which shall be the subject of each Option, by the execution and delivery of a  stock option agreement in such form which is consistent with the provisions of the Plan as may be approved by the Board.
3.2 The Board may, from time to time, adopt such rules and regulations for administering the Plan as it may deep proper and in the best interest of the Corporation any may, subject to the applicable law, delegate its powers hereunder to administer the
Plan to a committee of the Board.
4.   Granting of Options
4.1   The  Board from time to time may grant Options  to  certain individuals  eligible to be Participants.  The grant  of  Options will  be  subject to the conditions contained herein  and  my  be subject  to  additional conditions determined by the  Board  from time to time.
4.2  The aggregate number of Common Shares reserved for issuance under the Plan must not exceed 20% of the issued and outstanding
Common Shares of the Company (on a non-diluted basis).  The
aggregate number of Common Shares reserved for issuance to any one person under the Plan must not exceed 5% of the issued and outstanding Common Shares of the Company (on a non-diluted
basis).  The Common Shares in respect of which Options are not exercised shall be available for subsequent options.  No
fractional shares may be purchased or issued hereunder.
4.3  The Option Price shall be calculated by the Board and shall be minimum of the Market Price less a discount as deemed
appropriate by the Board of Directors subject always to
regulatory requirements.
4.4  An Option must be exercised within a period of five years from the date of the granting of the Option.  The limitation period or periods within this five year period during which an
Option or a portion thereof may be exercised by a Participant shall be determined by the Board.
5.   Exercise of Option
     Subject to the provisions of the Plan and the terms  of  the granting  of  the Option, an Option or a portion thereof  may  be exercised from time to time by delivery to the Corporation at its head  office of a notice in writing signed by the Participant  or the Participant's legal personal representative and addressed  to the Corporation. This notice shall state the intention of the Participant or the Participant's legal personal representative to exercise  the  said Option or a portion thereof,  the  number  of
Common Shares in respect of which the Option is then being exercised, and must be accompanied by payment in full of the
Option  Price for the Common Shares which are the subject of  the exercise.
6.   Adjustment in Shares
6.1   Appropriate  adjustments in the  number  of  Common  Shares subject  to  the Plan and, as regards Options granted  or  to  be granted,  in  the  number of Common Shares optioned  and  in  the
Option Price, shall be made by the Board to give effect to adjustments in the number of Common Shares resulting from subdivisions, consolidations or reclassification of the Common
Shares  or  other  relevant changes in the authorized  or  issued capital of the Corporation.
6.2  Options granted to Participants hereunder are non-assignable and,  except in the case of the death of a Participant (which  is
provided  for  in  Section  8),  are  exercisable  only  by   the
Participant to whom the Options have been granted; provided  that subject  to  the prior approval of the Board and the Exchange  an
Option  may  be  assigned  to  a corporation  controlled  by  the
Participant  and  100% beneficially owned by the Participant  and his  spouse  or  children,  which  control  and  ownership  shall
continue  for  as  long  as  any  part  of  the  Option   remains
unexercised.
7.   Decisions of the Board
7.1   All  decisions and interpretations of the Board  respecting the  Plan  or Options granted thereunder shall be conclusive  and binding  on  the  Corporation  and  the  Participants  and  their
respective   legal  personal  representative  and  on   all   the
directors,  officers, employees and other persons eligible  under the provisions of the Plan to participate therein.
8.   Termination of Employment/Death
8.1   If a participant ceases to be a director, officer, employee or  person  providing  services to the  Corporation  (other  than death),  he  may  within 30 days following his ceasing  to  be  a director, officer, employee or person providing services  to  the
Corporation,  exercise  his Option to  the  extent  that  he  was entitled to exercise it at the date of such cessation.4
8.2  In the event of the death of a Participant, the Option
previously granted to him shall be exercisable only within twelve months following such death and then only:
     (a)  by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or the laws of descent and distribution; and
(b)  if and to the extent that he was entitled to exercise the
Option at the date of this death.
8.3   The Plan does not confer upon a Participant any right  with respect to continuation of employment by the Corporation or any Subsidiary, nor does it interfere in any way with the right of the Participant or the Corporation to terminate the Participant's employment at any time.
8.4  Options shall not be affected by any change of employment of the Participant where the Participant continues to be employed by the Corporation or any of its subsidiaries.
9.   Effect of Takeover Bid
9.1  If a bona fide offer (the "Offer") for Common Shares is made to the Participant or to shareholders generally or to a class of shareholders which includes the Participant or shareholders generally or to a class of shareholders which includes the Participant, which Offer, if accepted in whole or part, would result  in  the offeror exercising control over the  Corporation, then the Corporation shall, immediately upon receipt of notice of the Offer, notify each Participant currently holding an Option of the  Offer, with full particulars thereof; whereupon, such Option may be exercised in whole or in part by the Participant so as  to permit the Participant to tender the Common Shares received  upon such exercise (the "Optional Shares") pursuant to the Offer.  If:
     (a)  the  Offer  is not completed within the time  specified therein; or
(b)  the Participant does not tender the Optional Shares pursuant to the Offer; or
(c)  all of the Optioned Shares tendered by the Participant
pursuant to the Offer are not taken up and paid for by the
offeror in respect thereof;
then the Optioned Shares or, in the case of clause (c) above, the
Optioned  Shares  that are not taken up and  paid  for  shall  be returned by the Participant to the Corporation and reinstated as authorized but unissued Common Shares and the terms of the Option as set forth in the Plan shall again apply to the Option.  If any
Optioned  Shares  are  returned to  the  Corporation  under  this
Section, the Corporation shall refund the exercise price  to  the
Optionee  for  such  Optioned Shares.   In  no  event  shall  the
Participant  be  entitled to sell the Optioned  Shares  otherwise than pursuant to the Offer.
10.  Effect of Amalgamation, Consolidation or Merger
10.1  If the Corporation amalgamates, consolidates with or merges with or into another corporation any Common Shares receivable  on the exercise of an Option shall be converted into the securities, property  or cash which the Participant would have received  upon such amalgamation, consolidation or merger if the Participant had exercised his Option immediately prior to the record date applicable to such amalgamation, consolidation or merger, and the
Option  Price  shall be adjusted appropriately by the  Board  and such adjustment shall be binding for all purposes of the Plan.
11.  Amendment or Discontinuance of Plan
11.1  The  Board may amend or discontinue the Plan  at  any  time without  the  consent  of  the Participants  provided  that  such amendment shall not alter or impair any Option previously granted under the Plan except as permitted by the provisions of Article 6
hereof.   Any  amendment  of  the Plan  will  require  the  prior
approval of the Exchange and may require the approval of the Corporation's shareholders.
12.  Government Regulation
12.1  The  Corporation's obligation to issue and  deliver  Common
Shares under any Option is subject to:
     (a) the satisfaction of all requirements under applicable securities laws in respect thereof and obtaining all regulatory approvals as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;
(b)  the admission of Common Shares to listing on any stock
exchange on which such Common Shares may then be listed; and
(c)  the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Common
Shares as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.
In  this  connection, the Corporation shall take  all  reasonable steps  to  obtain  such  approvals and registrations  as  may  be necessary  for  the issuance of such Common Shares in  compliance with  applicable  securities laws and for  the  listing  of  such
Common  Shares on any stock exchange on which such Common  Shares are then listed.
13.  Participant's Rights
13.1 A Participant shall not have any rights as a shareholder  of the  Corporation until the issuance of a certificate  for  Common
Shares  upon the exercise of an Option or a portion thereof,  and then only with respect to the Common Shares represented by such certificate or certificates.
14.  Approvals
14.1 The Plan shall be subject to acceptance by the Exchange and compliance with all conditions imposed by the Exchange.
14.2 Any Options granted prior to such acceptance shall be conditional upon such acceptance being given and any conditions complied with and no such Options may be exercised unless such acceptance is given and such conditions are complied with.
15.  No Representation or Warranty
15.1  The Corporation makes no representation or warranty  as  to the future market value of any Common Shares issued in accordance with the provisions of the Plan.
16.  Effective Date
16.1  The Plan shall become effective upon being adopted  by  the
Board,  provided  that  no  payments or distributions  of  Common
Shares  may be made to any Participant under the Plan until  such time  as  shareholders  and Exchange  approval  of  the  Plan  is obtained.
     The  Plan  approved by Consent Resolutions of the  Board  of
Directors of the Corporation dated as of March 18, 1998.
                              //ss    [illegible]
                              Secretary